Exhibit 99.1

Klotho Neurosciences Completes Rebranding to Greenland Mines Ltd and Change of Nasdaq Ticker Symbol to GRML

CHARLOTTE, N.C., March 12, 2026 /PRNewswire/ -- Klotho Neurosciences, Inc. (Nasdaq: KLTO) (“Klotho” or the “Company”) today announces that it changed its corporate name to Greenland Mines Ltd and its stock ticker to “GRML” effective at market open today, Thursday, March 12, 2026. No action will be required by existing shareholders — shares held in brokerage accounts will be automatically updated to reflect the new symbol.

The Company will hold an investor webcast on Thursday, March 12, 2026 at 4:15PM ET to discuss the strategic rationale of its recent acquisition and benefits for shareholders.

Investor Update Participation Details:

Date: Thursday March 12, 2026

Time: 4:15 PM ET

Participant Dial-In: USA/Canada (toll-free) 1-877-270-2148; International 1-412-902-6510. Participants should request to join the Klotho Neurosciences call.

Webcast URL: https://event.choruscall.com/mediaframe/webcast.html?webcastid=q7dUp2aG

About Greenland Mines Ltd

Greenland Mines Ltd is a Nasdaq-listed company with two operating divisions: (1) Natural Resources, focused on the exploration and development of the Skaergaard Project in Southeast Greenland, one of the largest undeveloped palladium, gold, and platinum deposits in the world; and 2) Cell and Gene Therapy, including Klotho’s KLTO-202 primary indication for ALS. The Company holds, through its recent acquisition of Greenland Mines Corp., an 80% interest in, and option to acquire the remaining 20% of, the Skaergaard Project, which hosts a 2022 NI 43-101 Indicated and Inferred Mineral Resource of 25.4 Moz PdEq and 23.5 Moz AuEq with a gross undiscounted in-situ resource value of approximately $68 billion based on February 2026 metal prices. The Company is led by an experienced team of mining, geological, biotech, and capital markets professionals.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Without limiting the generality of the foregoing, the forward-looking statements in this press release include descriptions of the Company’s future commercial operations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, such as the Company’s inability to implement its business plans, identify and realize additional opportunities, or meet or exceed its financial projections and changes in the regulatory or competitive environment in which the Company operates. You should carefully consider the foregoing factors and the other risks and uncertainties described in the documents filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) from time to time, which could cause actual events and results to differ materially from those contained in the forward-looking statements. All information provided herein is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.

The Mineral Resource Estimates referenced in this press release were prepared in accordance with NI 43-101 by SLR Consulting as disclosed in the technical report dated November 22, 2022. Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. The gross undiscounted in-situ metal values expressed herein are illustrative calculations using February 2026 metal prices and do not account for mining recoveries, metallurgical losses, capital costs, operating costs, royalties, taxes, permitting requirements, or any other technical or economic factors. These values are not indicative of future revenue, project economics or net present value. No preliminary economic assessment, pre-feasibility study, or feasibility study has been completed on the Skaergaard Project, and there is no certainty that the Mineral Resources disclosed will be converted to Mineral Reserves or that an economically viable mining operation can be established.

Investor Contact and Corporate Communications:

contact@greenlandmines.com

Website: www.greenlandmines.com